SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                __________

                                 FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)    OCTOBER 22, 1997

                             MERISEL, INC.
          (Exact name of registrant as specified in its charter)

           DELAWARE               0-17156             95-4172359
        (State or other         (Commission        (I.R.S. Employer
        jurisdiction of         File Number)       Identification No.)
        incorporation or
        organization)

       200 CONTINENTAL BOULEVARD, EL SEGUNDO, CALIFORNIA         90245-0948
          (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code  (310) 615-3080


          Item 5.  OTHER EVENTS

          On October 22, 1997, Merisel, Inc. (the "Company") received written notification from The Nasdaq Stock Market, Inc. ("Nasdaq") that Nasdaq has determined to extend the exception period previously granted to the Company in connection with the Company's current non-compliance with the minimum net tangible assets test (the "Net Assets Test") required for continued listing on the Nasdaq National Market. Nasdaq has extended the exception period to December 31, 1997, by which time the Company must make a public filing with the Securities and Exchange Commission (the "Commission") and Nasdaq demonstrating compliance with all requirements for continued listing on the Nasdaq National Market. Should the Company fail to demonstrate compliance by such date, Nasdaq has indicated that the Company's securities will be immediately deleted from the Nasdaq National Market.

          The Company believes that, upon conversion (the "Conversion") of the $133,803,714.30 outstanding principal amount of the Company's Convertible Promissory Note dated September 19, 1997, as amended, the Company will be in full compliance with all of the listing requirements of the Nasdaq National Market. A Preliminary Proxy Statement relating to the Conversion (the "Proxy Statement") was filed with the Commission on October 6, 1997. The Conversion will be effected automatically upon the fulfillment of certain conditions, including the approval of the Conversion by the stockholders of the Company (the "Stockholders") at a special meeting of Stockholders (the "Stockholders' Meeting"). The Stockholders' Meeting, which is described in the Proxy Statement, is currently expected to take place prior to December 31, 1997.


                                  SIGNATURE

                   Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MERISEL, INC.

     Date:  October 29, 1997            By:  /s/  KAREN A. TALLMAN
                                           Karen A. Tallman
                                           Vice President, General
                                           Counsel and
                                           Secretary